UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 16, 2011

MANPOWER INC.
(Exact name of registrant as specified in its charter)

Wisconsin	1-10686	39-1672779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Manpower Place Milwaukee, Wisconsin	53212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (414)  961-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Manpower Inc. is filing this Amendment to its Current Report on Form 8-K, as filed with the SEC on February 23, 2011, to confirm the disclosures therein were being made pursuant to Items1.01 and 5.02, rather than Item 5.01.  No other changes have been made to the Form 8-K.

Item 1.01.                      Entry into a Material Definitive Agreement.

On February 16, 2011, the Board of Directors of Manpower Inc. approved an amendment to the compensation program for non-employee directors of the Company (the “Program”) and amended Terms and Conditions Regarding the Grant of Awards to Non-Employee Directors (the “Terms and Conditions”) under the 2003 Equity Incentive Plan of Manpower Inc.  Both amendments are effective February 16, 2011.

The amendment to the Program increases the annual cash retainer paid to non-employee directors to $75,000 per year ($73,110 for calendar year 2011) from $60,000, but also eliminates the $2,000 per meeting fee for board meetings attended in person or $1,000 per meeting fee attended telephonically.   The additional cash retainer paid to the committee chairs of the three principal committees of the board are also increased to $15,000 per year ($14,370 for calendar year 2011) from $10,000 per year for the executive compensation and human resources committee chair and $12,500 per year ($12,185 for calendar year 2011) from $10,000 per year for nominating and governance committee chair.  Non-employee directors will continue to be paid $2,000 per committee meeting attended in person and $1,000 per board or committee meeting attended telephonically.

Under the amendment to the Program and the amendment to the Terms and Conditions, the annual grant of deferred stock under the 2003 Equity Incentive Plan to non-employee directors has been increased to $105,000 ($104,370 for calendar year 2011) from $100,000.

The description of the amendment to the Program and to the Terms and Conditions does not purport to describe all of the terms of the Program and the Terms and Conditions and is qualified by reference to the full text of those documents, copies of which are attached to this report as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 16, 2011, the Company entered into a compensation agreement and severance agreement with each of Jeffrey A. Joerres, the Chief Executive Officer of the company, and Michael J. Van Handel, the Executive Vice President and Chief Financial Officer of the Company.  These agreements replaced similar agreements that were set to expire on February 20, 2011.  The most significant change to the severance agreements was the elimination of the tax gross-up to cover additional taxes if Mr. Joerres or Mr. Van Handel is subject to the golden parachute tax on a change of control, which the Company felt was necessary to align its executive compensation program with best governance practices.  None of the other Company executive’s severance agreements contained this feature.  The term under each of the compensation agreements and severance agreements expires on the first to occur of (1) the date two years after the occurrence of a change of control of the Company or (2) February 16, 2014, if no such change of control occurs before February 16, 2014.

Under the compensation agreements, Mr. Joerres and Mr. Van Handel are entitled to receive a base salary, as may be increased from time to time by the Company, and each is entitled to receive incentive compensation in accordance with an incentive plan approved and administered by the Company’s Executive Compensation and Human Resources Committee of the Board of Directors (the “Committee”).  Effective February 16, 2011 Mr. Joerres’ annual base salary has been increased to $1,200,000 per year, and Mr. Van Handel’ annual base salary has been increased to $600,000 per year.  In addition, Mr. Joerres and Mr. Van Handel are eligible for all benefits generally available to the senior executives of the Company, subject to and on a basis consistent with the terms, conditions and overall administration of such benefits.  The compensation agreements also contain nondisclosure provisions that are effective during the term of the executive’s employment with the Company and during the two-year period following the termination of the executive’s employment with the Company, and nonsolicitation provisions that are effective during the term of the executive’s employment with the Company and during the one-year period following the termination of the executive’s employment with the Company.

Under the severance agreements, upon the involuntary termination of the executive’s employment (other than for “cause”) or upon the voluntary termination of employment by the executive for “good reason,” the executive is entitled to receive a severance payment equal to the sum of the executive’s base salary and target level annual incentive.  The severance payment to Mr. Joerres is capped at 2 1/2 times his base salary in effect at the time of the termination, while Mr. Van Handel’s severance payment is capped at 2 times his base salary in effect at the time of the termination.  In the event the executive’s termination occurs in the two-year period following a change of control of the Company or during a “protected period” (generally, the six-month period prior to a change of control), the severance payment payable to the executive is equal to three times the sum of his base salary and target level annual incentive.    The cap described above for Mr. Joerres and Mr. Van Handel does not apply in the event of a change of control.

A “change of control” under the severance agreement means the first to occur of (i) the acquisition, directly or indirectly, of beneficial ownership of more than 50% of the then outstanding shares of common stock of the Company or voting securities representing more than 50% of the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors; provided however, no change of control will have occurred if an acquisition of shares of common stock or voting securities of the Company by(a) the Company or its subsidiaries or employee benefit of the Company or (b) another company or entity, with respect to which, following the acquisition, 60% of the outstanding shares of common stock and voting securities representing 60% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the other company, are beneficially owned by the persons who were the Company’s shareholders immediately prior to the acquisition in the same proportions immediately prior to the acquisition; (ii) the consummation of any merger or consolidation of the Company with any other company, other than a merger or consolidation which results in more than 60% of the outstanding shares of common stock, and voting securities representing more than 60% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, are beneficially owned by the persons who were the Company’s shareholders immediately prior to the acquisition in the same proportions immediately prior to the acquisition; or (iii) the consummation of any liquidation or dissolution of the Company or a sale or other disposition of all or substantially all of the assets of the Company; or (iv) individuals who constitute the board of directors (“incumbent board”) as of February 16, 2011 cease for any reason to constitute at least a majority of such Board, provided however, that any person becoming a director after February 16, 2011 whose election or nomination for election by the shareholders of the Company was approved by a vote of at least a majority of the directors comprising the Incumbent Board shall be considered a member of the incumbent board, excluding any individual whose initial assumption of office occurs as a result of an actual or threatened election contest with was subject to Exchange Act Rule 14a-12(c); or (v) whether or not conditioned on shareholder approval, the issuance by the Company of common stock of the Company representing a majority of the outstanding common stock, or voting securities representing a majority of the combined voting power of the outstanding voting securities of the Company entitled to vote generally in the election of directors.

A termination for “cause” under the severance agreement is generally a termination upon (i) repeated failure to perform duties in a competent, diligent and satisfactory manner as determined by the chief executive officer (or the Committee, for Mr. Joerres’ agreement), (ii) failure or refusal to follow the reasonable instructions or direction of the chief executive officer (or Board of Directors, for Mr. Joerres’ agreement), which failure or refusal remains uncured, if subject to cure, to the reasonable satisfaction of the chief executive officer (or Board of Directors, for Mr. Joerres’ agreement) for five business days after receiving notice thereof from the chief executive officer (or the Committee, for Mr. Joerres’ agreement), or repeated failure or refusal to follow the reasonable instructions or directions of the chief executive officer (or Board of Directors, for Mr. Joerres’ agreement), (iii) any act of fraud, material dishonesty or material disloyalty, (iv) any violation of a policy of material import, (v) any act of moral turpitude which is likely to result in discredit to or loss of business, reputation or goodwill, (vi) chronic absence from work other than by reason of a serious health condition, (vii) commission of a crime the circumstances of which substantially relate to employment duties or (viii) the willful engaging in conduct which is demonstrably and materially injurious to the Company.

A termination for “good reason” under the severance agreement is generally a termination that occurs upon (i) a material dimunition in authority, duties or responsibilities, (ii) any material breach of the severance agreement, (iii) a material dimunition in base salary or a failure to provide an arrangement for any fiscal year of the opportunity to earn an incentive bonus for such year, (iv) being required to materially change the location of the principal office; provided such new location is one in excess of fifty miles from the executive’s current principal office or (v) a material dimunition in annual target bonus opportunity for a given fiscal year within two years after the occurrence of a change of control, as compared to the annual target bonus opportunity for the fiscal year immediately preceding the fiscal year in which a change of control occurred.  Notwithstanding the above, good reason does not exist unless (i) there is an objection to any material dimunition or breach described above by written notice within twenty business days after such dimunition or breach occurs, (ii) the Company fails to cure such dimunition or breach within thirty days after such notice is given and (iii) employment with the Company is terminated within ninety days after such dimunition or breach occurs.

All severance payments under the severance agreements are contingent upon the executive signing a general release in favor of the Company and are payable to the executive in a lump sum within 30 days following the date of termination.

Under the severance agreements, the executives are bound by non-competition agreements in favor of the Company for the one-year period following the termination of their employment for any reason.

Under the severance agreements, upon the executive’s (i) involuntary termination (other than for “cause”), (ii) voluntary termination for “good reason” or (iii) termination due to the death or disability of the executive, the executives are entitled to receive a prorated incentive for the year in which termination occurs.

The Company has agreed to pay for continued health insurance for the executives and their families for a 12-month period following an involuntary termination of their employment (other than for “cause”) or a voluntary termination of their employment for “good reason.”  Furthermore, if such a termination occurs with the two-year period following a change of control or during a protected period (generally, the six-month period prior to a change of control), the health insurance benefits will continue for 18 months.

The descriptions of the compensation agreements and severance agreements with Mr. Joerres and Mr. Van Handel set forth above do not purport to describe all of the terms of the agreements and are qualified by reference to the full text of the agreements, copies of which are filed with this report as Exhibits 10.3, 10.4, 10.5 and 10.6, and incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(d) Exhibits
Exhibit No.	Description
10.1	Manpower Inc. Compensation for Non-Employee Directors (Amended and Restated February 16, 2011)
10.2	Terms and Conditions Regarding the Grant of Awards to Non-Employee Directors under the 2003 Equity Incentive Plan of Manpower Inc. (Amended and Restated Effective February 16, 2011)
10.3	Compensation Agreement between Jeffrey A. Joerres and Manpower Inc. dated as of February 16, 2011
10.4	Severance Agreement between Jeffrey A. Joerres and Manpower Inc. dated as of February 16, 2011
10.5	Compensation Agreement between Michael J. Van Handel and Manpower Inc. dated as of Feb 16, 2011
10.6	Severance Agreement between Michael J. Van Handel and Manpower Inc. dated as of February 16, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MANPOWER INC.

Dated: February 25, 2011	By:	/s/ Michael J. Van Handel
Michael J. Van Handel Executive Vice President and Chief Financial Officer

Exhibit Index
Exhibit No.	Description
10.1	Manpower Inc. Compensation for Non-Employee Directors (Amended and Restated February 16, 2011)
10.2	Terms and Conditions Regarding the Grant of Awards to Non-Employee Directors under the 2003 Equity Incentive Plan of Manpower Inc. (Amended and Restated Effective February 16, 2011)
10.3	Compensation Agreement between Jeffrey A. Joerres and Manpower Inc. dated as of February 16, 2011
10.4	Severance Agreement between Jeffrey A. Joerres and Manpower Inc. dated as of February 16, 2011
10.5	Compensation Agreement between Michael J. Van Handel and Manpower Inc. dated as of Feb 16, 2011
10.6	Severance Agreement between Michael J. Van Handel and Manpower Inc. dated as of February 16, 2011